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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, dated June 30, 2000, on the financial statements and supporting schedule of Verizon North Inc. as of December 31, 1999 and for each of the two years in the period then ended included in this Form 10-K, into the Registration Statement previously filed on Form S-3 (File No. 333-63653).



/s/ Arthur Andersen LLP

Dallas, Texas
March 27, 2001